                                                                 EXHIBIT 4.8


                       UNITED DEFENSE LIMITED PARTNERSHIP
                       ----------------------------------
                                   YORK PLAN
                                   ---------

                                UDLP YORK PLAN
                                --------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                 Page
                                                                                 ----
SECTION 1  ESTABLISHMENT OF THE PLAN..........................................    1

SECTION 2  ELIGIBILITY AND PARTICIPATION......................................    2

           (a)  Participants..................................................    2
           (b)  Suspension of Active Participation............................    2
           (c)  Termination of Participation..................................    3

SECTION 3  EMPLOYEE-ELECTED COMPANY CONTRIBUTIONS.............................    4

           (a)  Employee-Elected Company Contributions........................    4
           (b)  Changing the Rate of Employee-Elected Company
                Contributions.................................................    5
           (c)  Payroll Deductions............................................    5
           (d)  Investment of Employee-Elected Company
                Contributions.................................................    5
           (e)  Transfer of Funds.............................................    5
           (f)  Rollover Amount From Other Plans..............................    6
           (g)  Special Employee Contributions................................    7

SECTION 4  COMPANY CONTRIBUTIONS..............................................   10

           (a)  Company Contributions.........................................   10
           (b)  Allocation of Company Contributions and
                Forfeitures...................................................   10

SECTION 5  WITHDRAWALS........................................................   11

           (a)  Withdrawals from Special Employee
                Contributions.................................................   11
           (b)  Hardship Withdrawals..........................................   11
           (c)  Age 59-1/2 Withdrawals........................................   12
           (d)  Election and Payment of Withdrawals...........................   12
           (e)  Source of Payment.............................................   12
           (f)  Form of Payment and Valuation Date............................   13
           (g)  Limitation on Withdrawals.....................................   13
           (h)  Suspension for Withdrawal.....................................   13

                                    Page i

                                UDLP YORK PLAN
                                --------------

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)
                                  -----------

SECTION 6   LOANS.................................................................   14

            (a)   Terms of Loans..................................................   14
            (b)   Limitations on Loans............................................   15
            (c)   Loan Procedures.................................................   15
            (d)   Repayment of Loans..............................................   15

SECTION 7   VESTING...............................................................   16

            (a)   Five-Year Vesting...............................................   16
            (b)   Graded Vesting..................................................   16
            (c)   Full Vesting....................................................   16

SECTION 8   DISTRIBUTABLE INTERESTS AND FORFEITURES...............................   17

            (a)   Plan Benefits...................................................   17
            (b)   Forfeitures.....................................................   17

SECTION 9   FORM OF PLAN BENEFIT..................................................   19

            (a)   Normal Forms of Distribution....................................   19
            (b)   Optional Form of Distribution...................................   20
            (c)   Participant's Election to Receive Cash..........................   21
            (d)   Missing Persons.................................................   21
            (e)   Payments to Beneficiary.........................................   22
            (f)   Change of Election..............................................   23
            (g)   Foreign Transfers...............................................   23

SECTION 10  CLAIM PROCEDURE.......................................................   25

            (a)   Application for Benefits........................................   25
            (b)   Denial of Applications..........................................   25

                                    Page ii

                                UDLP YORK PLAN
                                --------------

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)
                                  -----------

SECTION 11  APPEAL PROCEDURE......................................................   26

            (a)   The Review Panel................................................   26
            (b)   Requests for a Review...........................................   26
            (c)   Decision on Review..............................................   26
            (d)   Rules and Procedures............................................   27
            (e)   Exhaustion of Remedies..........................................   27

SECTION 12  ADMINISTRATION AND OPERATION OF THE PLAN..............................   28

            (a)   Administrative Responsibilities.................................   28
            (b)   Appointment of Trustees.........................................   28
            (c)   Delegation of Fiduciary Responsibilities........................   28

SECTION 13  FUNDING OF THE PLAN...................................................   30

            (a)   Funding Policy and Method.......................................   30
            (b)   Public Accountant...............................................   30
            (c)   Basis of Payments to the Plan...................................   30
            (d)   Basis of Payments from the Plan.................................   31
            (e)   Investment of Trust Assets......................................   31

SECTION 14  PARTICIPANTS' ACCOUNTS................................................   33

            (a)   Participants' Accounts..........................................   33
            (b)   Rules Relating to Plan Investments and
                  Earnings Adjustments............................................   33
            (c)   Stock Funds.....................................................   34

SECTION 15  AMENDMENT AND TERMINATION OF THE PLAN.................................   36

            (a)   Future of the Plan..............................................   36
            (b)   Amendments......................................................   36
            (c)   Termination of the Plan.........................................   36
            (d)   Allocation of Trust Fund Upon Termination.......................   37

                                   Page iii

                                 UDLP YORK PLAN
                                 --------------

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

SECTION 16  CONTRIBUTION LIMITATIONS..............................................   38

            (a)   Limitation of Allocations.......................................   38
            (b)   Maximum Annual Additions........................................   39
            (c)   Adjustment for Excessive Annual Additions.......................   45

SECTION 17  TOP HEAVY PROVISIONS..................................................   47

            (a)   Top Heavy Plan Requirements.....................................   47
            (b)   Determination of Top Heavy Status...............................   47
            (c)   Minimum Benefit Requirement for Top Heavy Plan..................   52

SECTION 18  GENERAL PROVISIONS....................................................   54

            (a)   Plan Mergers....................................................   54
            (b)   No Assignment of Property Rights................................   54
            (c)   Beneficiary.....................................................   55
            (d)   Incapacity......................................................   55
            (e)   Employment Rights...............................................   55
            (f)   Voting Rights...................................................   56
            (g)   Rights on Tender or Exchange Offer..............................   56
            (h)   Account Statements..............................................   57
            (i)   Choice of Law...................................................   57

SECTION 19  DEFINITIONS...........................................................   58

SECTION 20  EXECUTION.............................................................   67


                                    Page iv

                                                                       SECTION 1

                      UNITED DEFENSE LIMITED PARTNERSHIP
                      ----------------------------------
                                   YORK PLAN
                                   ---------

                    SECTION 1.  ESTABLISHMENT OF THE PLAN.
                    --------------------------------------

     United Defense Limited Partnership York Plan is established by UDLP effective January 1, 1995. The Plan is intended to provide employees of the Company an opportunity for systematic investment, to strengthen the interest of employees in the Company and thereby promote the mutual interests of the Company, its eligible employees and its shareholders, and to provide a measure of financial security for employees and their beneficiaries. The Plan is subject to change to meet applicable rules and regulations of the Internal Revenue Service and the United States Department of Labor and for such other reasons as UDLP may determine. The Plan is intended to qualify as a profit-sharing plan for purposes of sections 401(a), 402, 412, and 417 of the Code. Certain capitalized terms in the Plan text are defined in alphabetical order in
Section 19.

                                                                       SECTION 2

                  SECTION 2.  ELIGIBILITY AND PARTICIPATION.
                  ------------------------------------------

     (a)  Participants.  Participation in the Plan is voluntary.  An Eligible
          -------------
Employee may elect at any time to participate in the Plan by filing the prescribed application form with the local personnel office. The Regular Compensation of an Eligible Employee who so elects to participate shall be reduced by an amount equal to the Dollar Limit, but not more than 16% of his Earnings, which reduced amount shall be his "Adjusted Regular Compensation." Such Eligible Employee shall become a Participant on the first day of the first payroll period occurring on or after the first of the calendar month next following the date his application form is received by UDLP in the local human resources office. If a Participant terminates employment with the Affiliated Group, he shall resume participation on the first day of the payroll period following the 30th day after his election to resume participation, on the prescribed application form, is received by UDLP in the local human resources office.

     (b)  Suspension of Active Participation.  A Participant's Active
          -----------------------------------
Participation in the Plan shall be suspended during the following periods of time:
          (i) Any period during which he continues to be an employee of the Affiliated Group but does not qualify as an Eligible Employee.

          (ii) Any period for which he does not receive Earnings, including (without limitation) any leave of absence without pay.

          (iii) A period described in Subsection 3(a)(ii) and the last sentence of Subsection 5(j) (voluntary discontinuance of Employee-Elected Company Contributions).

          (iv) A period described in Subsections 5(a) and (b) relating to periods of suspension following various forms of withdrawal.

                                                                 SECTION 2(b)(v)

          (v) The period falling between the date when her employment with the Company terminates and the date when her participation terminates under Subsection 2(c).

               While a Participant's Active Participation is suspended, she shall neither elect any Employee-Elected Company Contributions nor receive any allocation of Company Contributions or Forfeitures made with respect to the period of suspended Active Participation. Vesting will continue during suspension and termination periods under (i), (iii), and (iv) above but not under (v) above. Vesting will continue only during the first 12 months of a period under (ii) above, but not thereafter. The accounts of a Participant whose Active Participation is suspended shall, subject to Subsection 3(e), remain invested in the FMC Stock Fund, Harsco Stock Fund, Equity Fund, or Fixed Income Fund, as the case may be, and shall continue to be credited with any earnings, appreciation or losses arising with respect thereto.

     (c)  Termination of Participation.  Any Participant shall cease to
          -----------------------------
participate in the Plan as of the date when her entire Plan Benefit has been distributed or on the date of her death.

                                                                       SECTION 3

              SECTION 3.  EMPLOYEE-ELECTED COMPANY CONTRIBUTIONS.
              ---------------------------------------------------

     (a)  Employee-Elected Company Contributions.
          ---------------------------------------

          (i)  Election.  While a Participant's Active Participation is not
               --------
suspended he may elect to have contributed to the Trust out of the amount of his compensation reduction provided in Subsection 2(a), an "Employee-Elected Company Contribution." A Participant may elect an annual rate of Employee-Elected Company Contributions of at least 2% and up to 16% (in whole percentages) of his Earnings, but not more than the Dollar Limit per Year by filing the prescribed application form with the local personnel office. No Participant shall be permitted to have Employee-Elected Company Contributions made under this Plan during any Year that, when aggregated with elective deferrals (within the meaning of Code section 402(g)(3)) made under all other plans of the Company during such Year, such contributions exceed the Dollar Limit. Such election shall be effective beginning with the first payroll period occurring on or after the first of the calendar month next following the date his application form is received by UDLP in the local human resources office.

          (ii) Discontinuance.  A Participant may elect at any time the
               ---------------
discontinuance of future Employee-Elected Company Contributions, effective beginning with the first payroll period occurring on or after the first of the calendar month next following the date her election, on the prescribed form, is filed with the local human resources office. The Active Participation of any Participant who makes such an election shall be suspended under Subsection 2(b) for a minimum period of six (6) months, and thereafter Active Participation shall be resumed the first day of the first payroll period following the 30th day after her election to resume Employee-Elected Company Contributions is received by UDLP in the local human resources office, on the prescribed application form.

                                                                    SECTION 3(b)

     (b)  Changing the Rate of Employee-Elected Company Contributions.  A
          ------------------------------------------------------------
Participant may elect to change her rate of Employee-Elected Company Contributions to any other rate available to her under Subsection 3(a) above. Any election under this Subsection 3(b) shall be made by filing the prescribed form with the local human resources office and shall be effective beginning with the first payroll period occurring on or after the first of the calendar month next following the date her form is filed. No Participant shall make more than two elections under this Subsection 3(b) during any Plan Year, unless UDLP consents to any additional election or elections.

     (c)  Payroll Deductions.  During each payroll period, the portion of a
          -------------------
Participant's share of her compensation reduction that the Participant does not elect to have contributed to the Trust as an Employee-Elected Company Contribution (or the entire amount of such compensation reduction during any period of suspension) shall be paid to the Participant in cash as compensation in addition to the Participant's Adjusted Regular Compensation.

     (d)  Investment of Employee-Elected Company Contributions.  A Participant's
          ----------------------------------------------------
Employee-Elected Company Contributions shall be invested (i) entirely in the FMC Stock Fund, the Harsco Stock Fund, the Fixed Income Fund, or the Equity Fund, or
(ii) in two or more of those Funds in multiples of 25%, as he shall elect by filing the prescribed application form except that a Participant whose investment in the Harsco Stock Fund (excluding Harsco Stock transferred into this Plan from an "Other Plan" as defined in Subsection 3(f)) exceeds 10% of her Plan Benefit may not elect any further investment in the Harsco Stock Fund. A Participant may change such election prospectively for an entire Plan Year by filing the prescribed form with the local personnel office not less than 30 days prior to such Plan Year.

     (e)  Transfer of Funds.  A Participant who has attained age 55 may elect to
          ------------------
transfer among the Fixed Income Fund, the FMC Stock Fund, the Harsco Stock Fund, and the

                                                                    SECTION 3(e)

Equity Fund all or part of the balance of his Employee-Elected Company Contributions Account and Special Employee Contributions Account then invested in any of such Funds, in multiples of 20%. Any election under this Subsection 3(e) shall be made by filing the prescribed form by the fifth working day of a Plan Year with the local personnel office, and such transfer shall be made effective the first day of that Plan Year. For purposes of accounting for such a transfer, the value of the Participant's balance in the account or portion thereof transferred shall be determined as of the Valuation Date preceding the month when such transfer is effective. No Participant shall make more than one such transfer during each Plan Year.

     (f)  Rollover Amount From Other Plans.  With the approval of the UDLP, an
          --------------------------------
Eligible Employee, regardless of whether she has elected to otherwise participate in the Plan, may contribute to the Plan an amount received from a deferred compensation plan which qualifies under Code Section 401 or Code
Section 403(a) ("Rollover Contribution"), pursuant to Code Section 402(c). A Rollover Contribution can include both direct rollovers and amounts distributed to a Participant and then rolled over, and also includes a direct trust to trust transfer. In addition, if a Participant had deposited a "qualified total distribution" within the meaning of Code Section 402(a)(5)(E) (as in effect prior to January 1, 1993) or an Eligible Rollover Distribution (as defined in Subsection 9(i)) into an individual retirement account as defined in Code
Section 408, he or she may transfer the amount of the distribution plus earnings from the individual retirement account to the Plan; provided, however, that the rollover amount is deposited with the Trustee within 60 days after receipt from the individual retirement account. A Rollover Contribution shall be in cash or in such other property as is acceptable to the Trustee. In the event that a Participant

                                                                    SECTION 3(f)

a contribution pursuant to this Section that was intended to be a Rollover Contribution, which UDLP later discovers not to be a Rollover Contribution, the Trustee shall distribute to such Participant as soon as practicable after such discovery the portion of his Account attributable to his or her Rollover Contribution determined as of the Valuation Date coincident with or immediately preceding such discovery.

               UDLP shall develop such procedures, and may require such information from an Eligible Employee desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Subsection. Upon approval by UDLP, the amount transferred shall be deposited in the Trust Fund, credited to the Employee's Employee-Elected Company Contributions Account, and invested entirely in the Fixed Income Fund. Such Account shall be fully vested in the Eligible Employee, shall share in the earnings and appreciation of the fund or funds in which it is invested in accordance with Subsection 13(b), but shall not share in Company Contributions and Forfeitures .

     (g)  Special Employee Contributions.
          -------------------------------

          (i)  Election. A Participant who has no currently effective election
               --------
of Employee-Elected Company Contributions or who has a currently effective election of Employee-Elected Company Contributions of less than 16% of his Earnings may elect to make "Special Employee Contributions." A Participant may, by filing the prescribed application form with UDLP, elect a rate of Special Employee Contributions, in whole percentages of his Earnings, of up to a percentage that when aggregated with the rate of his Employee-Elected Company Contributions will equal 16% of his Earnings. Except as

                                                                SECTION 3(g)(ii)

provided in Subsection 18(i), such election shall be effective beginning with the first payroll period occurring on or after the first of the calendar month next following the date his application form is received by UDLP in the local human resources office.

          (ii)  Discontinuance.  A Participant may elect at any time the
                --------------
discontinuance of future Special Employee Contributions, effective beginning with the first payroll period occurring on or after the first of the calendar month next following the date her election, on the prescribed form, is received by UDLP by filing the form with the local personnel office. The right of a Participant who makes such an election to make Special Employee Contributions shall be suspended for a minimum period of six (6) months, and thereafter Special Employee Contributions shall be resumed the first day of the first payroll period following the 30th day after her election to resume Special Employee Contributions is received by UDLP in the local human resources office, on the prescribed application form.

          (iii) Changing the Rate of Special Employee Contributions.  A
                ---------------------------------------------------
Participant may elect to change her rate of Special Employee Contributions to any other rate available to her under Subsection 3(g)(i) above. Any election under this Subsection 3(g)(iii) shall be made by filing the prescribed form with the local personnel office and shall be effective beginning with the first payroll period occurring on or after the first of the calendar month next following the date her form is received by UDLP in the local human resources office. No Participant shall make more than two elections under this Subsection 3(g)(iii) during any Plan Year, unless UDLP consents to any additional election or elections.

          (iv)  Payroll Deductions. Special Employee Contributions shall be made
                ------------------
only through periodic payroll deductions, unless UDLP consents to another method of payment. Any commencement or discontinuance of withholding, or any change in the rate of withholding, shall be effective on the first day of the appropriate payroll period following the

                                                                SECTION 3(g)(iv)

30th day after the appropriate election form is received by UDLP. All Special Employee Contributions withheld during a calendar month shall be paid to the Trustee and credited to the appropriate Special Employee Contributions Account as described in Section 14.

          (v)  Investment of Special Employee Contributions. A Participant's
               --------------------------------------------
Special Employee Contributions shall be invested in the same manner as his Employee-Elected Company Contributions (if any) as elected under Subsection 3(d). If the Participant has no currently effective election of Employee-Elected Company Contributions, he may elect to invest his Special Employee Contributions in the manner provided in Section 3(d).

                                                                       SECTION 4

                      SECTION 4.  COMPANY CONTRIBUTIONS.
                      ----------------------------------

     (a)  Company Contributions.  For each calendar month, UDLP shall make a
          ----------------------
"Company Contribution." The amount of such contribution shall be equal to fifty percent (50%) of all Basic Contributions for such month less the Forfeitures (if any) which are credited against such contribution pursuant to Subsection 8(b).

     (b)  Allocation of Company Contributions and Forfeitures.  The Company
          ---------------------------------------------------
Contribution for any calendar month shall be paid to the Trustee as soon as practicable, and such payment may include advance Company Contributions. The Company Contribution, together with any current Forfeitures credited thereto, but not including any advance Company Contributions, shall be allocated first to the reinstatement of prior Forfeitures to which reemployed Participants may be entitled under Subsection 8(b) and second to the payment of administrative expenses payable out of the Trust Fund. The balance of such contributions and current Forfeitures shall be apportioned among the Company Contributions Accounts of all Participants who elected any Basic Contributions for such month in the ratio that each Participant's Basic Contributions for such month bears to the total Basic Contributions made by all Participants for such month. All Company Contributions and Forfeitures allocated to Company Contributions Accounts shall be invested in FMC Stock as part of the FMC Stock Fund.

                                                                       SECTION 5

                           SECTION 5.  WITHDRAWALS.
                           ------------------------

     (a)  Withdrawals from Special Employee Contributions.  Any Participant may
          -----------------------------------------------
withdraw all or part of the amount in her Special Employee Contributions Account and all of the current value of vested Company Contributions attributable to her Special Employee Contributions. The active participation of any Participant who makes a withdrawal described above shall be suspended until the first day of the payroll period coinciding with or next following the date six months after the first day of the month following the month in which the request to make a withdrawal is effective, as defined in Subsection 5(f).

     (b)  Hardship Withdrawals.  A Participant who encounters a "Financial
          ---------------------
Hardship," resulting in an immediate and heavy financial need, may withdraw an amount necessary to satisfy that need, including, all or part of the following amounts in the order listed: (i) the current value of his Special Employee Contributions (if any), and (ii) the current value of his aggregate Employee-Elected Company Contributions not previously withdrawn (but not the earnings on them). UDLP shall determine whether an event constitutes a Financial Hardship. Subject to the review procedure described in Section 10, such determination shall be conclusive and binding on all persons. The following expenditures will be conclusively considered to be made on account of immediate and heavy financial need: (i) medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152 of the Code); (ii) purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition for the next semester or quarter of post-secondary education for the Participant, or the Participant's spouse, children, or dependents; and (iv) expenditures to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage of the Participant's principal residence. In determining whether a

                                                                    SECTION 5(b)

withdrawal is necessary to satisfy a financial need, UDLP may reasonably rely upon the Participant's representation that the need cannot be met by insurance, reasonable liquidation of assets (not itself creating a hardship), cessation of Employee-Elected Company Contributions and Special Employee Contributions, by other distributions or other nontaxable loans from plans maintained by UDLP or any other employer, or by borrowing from commercial sources on reasonable commercial terms. The Active Participation of any Participant who makes this hardship withdrawal shall not be suspended, and his Company Contributions Account shall continue to vest.

     (c)  Age 59-1/2 Withdrawals.  A Participant who has attained age 59-1/2 may
          -----------------------
withdraw his entire Special Employee Contributions Account (if any), his entire Employee-Elected Company Contributions Account, and his entire Company Contributions Account. A Participant who has an outstanding loan under Section 6 may not make such a withdrawal except upon repayment of the loan. Upon such a withdrawal the Participant will not incur any suspension of Active Participation and will continue to have the right to elect to make contributions to the Plan in the same manner he had prior to the withdrawal.

     (d)  Election and Payment of Withdrawals.  A request to make a withdrawal,
          ------------------------------------
and any election of a source of payment under Subsection 5(g) below, shall be filed with the local personnel office on the prescribed form. A withdrawal request is effective in the month in which the proper form is dated and signed, provided the form is received by UDLP no later than the fifth working day of the following month. Any withdrawal request form received after such fifth working day shall be effective in the month in which received by UDLP. A hardship withdrawal shall be paid as soon as practicable after valuation pursuant to Subsection 5(f) below, and all other withdrawals shall be paid within 30 days after valuation.

     (e)  Source of Payment. A Participant who, under Subsection 5(a), withdraws
          ------------------
less than the entire value of his Special Employee Contributions Account and who has interests in more than one investment fund may specify whether such withdrawal shall be entirely from one fund or from more than one fund in specified parts. The withdrawal from such Account shall not exceed the Participant's aggregate Special Employee Contributions placed in each such Account and not previously withdrawn.

     (f)  Form of Payment and Valuation Date.  All withdrawals shall be paid in
          -----------------------------------
cash. The Participant's interest in the FMC Stock, Harsco Stock, Equity, and Fixed Income Funds shall be valued as of the Valuation Date in the month in which such withdrawal request is effective, as defined in Subsection 5(d).

     (g)  Limitation on Withdrawals.  No withdrawal shall be in an amount less
          --------------------------
than the smaller of the entire vested interest or $250.00. A withdrawal from any of the Participant's Accounts shall not include any portion of the Account which has been loaned to the Participant under Section 6. No Participant may make a withdrawal after the Plan is terminated pursuant to Section 15, and no Participant who has notice that the Plan will be so terminated may make a withdrawal.

     (h)  Suspension for Withdrawal. The Active Participation of any Participant
          -------------------------
who makes a withdrawal from her Special Employee Contributions Account shall be suspended for six months, as provided in Subsection 5(a). A Participant whose Active Participation has been so suspended may resume Active Participation upon filing the prescribed reinstatement form for such purpose with the local personnel office. Such Active Participation shall be resumed the first day of the appropriate payroll period beginning on or after the first day of the calendar month immediately following the later of (i) the end of her suspension, or (ii) the date her reinstatement form is received by UDLP. If reinstatement of Active Participation is not elected on the prescribed form within 30 days after the withdrawal suspension ends, the Participant will be treated as though she had elected to discontinue future Employee-Elected Company Contributions.

                                                                       SECTION 6

                              SECTION 6.  LOANS.
                              ------------------

     (a)  Terms of Loans.  Any Participant or Beneficiary who is a "party in
          ---------------
interest" as to the Plan, as defined in Section 3(14) of ERISA, may borrow from the Plan as provided in this Section 6. (References to Participants in this Section shall include Beneficiaries). Loans shall not be made available to highly compensated employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other employees. The minimum amount that may be borrowed is $1,000, and higher amounts may be borrowed in multiples of $500. The maximum amount that may be borrowed is the lesser of (i) $50,000 (reduced by the highest outstanding loan balance of that Participant for the prior 12 months) and (ii) 50 per cent of the Participant's vested Plan Benefit. The period of repayment for any loan shall be five (5) years. A Participant may prepay a loan in a lump sum on any date more than three (3) months after the loan is made. Each loan shall be secured by the Participant's Plan Benefit. For the purposes of determining the portion of a Participant's Plan Benefit that is distributable by withdrawal or otherwise, and the portion of a Participant's Accounts that are subject to the allocation of earnings, appreciation, or depreciation, the amount of a loan will be deducted from the Participant's accounts in the following order: (i) the Special Employee Contributions Account (if any), (ii) the Employee-Elected Company Contributions Account, (iii) the vested portion of the Company Contributions Account when the loan is made. A partial deduction to an account will be allocated according to the Participant's then current investment election. Each loan shall bear interest at the Fixed Income Fund rate at the time the loan is made or other reasonable rate of interest determined by UDLP at the time the loan is made.

                                                                    SECTION 6(b)

     (b)  Limitations on Loans.  No loan shall be made to a Participant who has
          ---------------------
more than one outstanding loan, who UDLP determines to have insufficient monthly net base pay to repay the loan, who has defaulted on a previous loan from the Plan, or has borrowed from the Plan within the prior twelve (12) months.

     (c)  Loan Procedures.  A Participant may apply for a loan by filing the
          ----------------
prescribed application form with the local personnel office accompanied by any processing fee established by UDLP. A borrowing Participant will be required to sign a collateral promissory note secured by the Participant's Plan Benefit and will receive a Federal Truth-In-Lending Disclosure Statement. A Participant's accounts will be valued on the Valuation Date in the month in which the loan is requested, and the loan will be disbursed as soon as practicable after that Valuation Date.

     (d)  Repayment of Loans. Each loan will be repaid through payroll
          -------------------
deductions beginning with the first payroll period of the month following the month in which the loan is disbursed. If a Participant's employment is suspended such that the Participant is no longer receiving a paycheck, the Participant shall make substantially level monthly loan repayments directly to the Plan. Monthly loan payments of principal and interest will be credited to the accounts of a Participant from which deducted in reverse of the order provided in Subsection 6(a), but allocated among investment funds in proportion to the amounts originally deducted from those funds. A lump sum payment will be credited among investment funds in proportion to its original deduction from those funds. If a Participant ceases to be a party in interest as to the Plan because his employment terminates or for any other reason, the loan will be repaid within thirty (30) days after such cessation, and any outstanding loan balance will be deducted from any distribution of the Participant's Plan Benefit.

                                                            SECTION 7
                             SECTION 7.  VESTING.
                             --------------------

     (a)  Five-Year Vesting.  A Participant shall become fully vested in his
          ------------------
entire Company Contributions Account when he completes five Years of Service.

     (b)  Graded Vesting. A Participant who is not fully vested under Subsection
          ---------------
7(a) shall become vested in his Company Contributions Accounts, on the first day following completion of a given Year of Service in accordance with the following schedule:

                             Percentage of Company
          Years of Service                Contributions Accounts Vested
          ----------------                -----------------------------

           Less than 2                         0%
         2 but less than 3                    20%
         3 but less than 4                    40%
         4 but less than 5                    60%

     (c)  Full Vesting.  Notwithstanding Subsections 7(a) and (b) above, a
          -------------
Participant shall become vested in his entire Company Contributions Accounts if one of the following events occurs:

          (i)    He attains age 55.

          (ii) He becomes permanently and totally disabled as determined by UDLP on the basis of competent medical evidence. Subject to the review procedure described in Section 11, such determination shall be conclusive and binding upon all persons.

          (iii)  He dies.

                 A Participant shall at all times be vested in his entire Special Employee Contributions and Employee-Elected Company Contributions Accounts.

                                                            SECTION 8

             SECTION 8.  DISTRIBUTABLE INTERESTS AND FORFEITURES.
             ----------------------------------------------------

     (a)  Plan Benefits. If a Participant's employment with the Affiliated Group
          --------------
terminates, if he becomes permanently and totally disabled, if he attains age 70-1/2, or if he elects under Subsection 9(g) to have his Plan Benefit distributed to him, he will be entitled to receive (i) his entire Special Employee Contributions Account, (ii) his entire Employee-Elected Company Contributions Account, and (iii) the portion (if any) of his Company Contributions Account that is vested under Section 7 as of the date when such employment terminates.

     (b)  Forfeitures.  If a Participant is not entitled to receive 100% of his
          ------------
Company Contributions Account under Subsection 7(a), (b), or (c) on the date when his employment with the Affiliated Group terminates, the non-vested portion shall be forfeited as of such date. If such Participant is reemployed by the Affiliated Group within five (5) years from the date of termination, the forfeited amount shall be reinstated to his Company Contributions Account and may vest pursuant to Section 7. If such Participant terminates his employment with the Affiliated Group a second time before he is 100% vested in his Company Contributions Account, the amount payable from that account shall be computed as follows:

          (i) Add the amount of the prior payment from the account to current balance of the account,

          (ii) Apply the Participant's current vesting percentage (based upon all his Years of Service) to the total obtained in (i) above.

          (iii) Subtract from the amount obtained in (ii) above the amount of the prior payment from the account.

                                                            SECTION 8(b)(iii)

               The result is the amount payable to him from that account. All amounts which are forfeited during a calendar month shall be debited against the appropriate Company Contributions Accounts and shall be credited to the Company Contributions for the calendar month or months next following. Notwithstanding the foregoing, if a Participant's termination of employment is due to a "maternity or paternity leave," then this Subsection 8(b) shall be read by substituting the number "six (6)" for the number "five (5)" wherever it appears herein. For the purposes of this Plan, "maternity or paternity leave" means termination of employment or absence from work due to the pregnancy of the Participant, the birth of a child of the Participant, the placement of a child in connection with the adoption of the child by a Participant, or the caring for a Participant's child during the period immediately following the child's birth or placement for adoption. UDLP shall determine, under rules of uniform application and based on information provided to UDLP by the Participant, whether or not the Participant's termination of employment or absence from work is due to "maternity or paternity leave."

                                                            SECTION 9

                       SECTION 9.  FORM OF PLAN BENEFIT.
                       ---------------------------------

     (a)  Normal Forms of Distribution.
          -----------------------------

          (i)    Lump Sum Payment. A Participant's Plan Benefit shall be
                 ----------------
distributed to him (or to his Beneficiary if such Participant dies before the Distribution Date), unless an installment distribution is elected pursuant to Subsection 9(b)(ii), in the form of a lump sum. Such distribution shall consist of (i) a certificate for whole shares of FMC Stock, with a check for any fractional share, representing his vested interest (if any) in the FMC Stock Fund, (ii) is certificate for whole shares of Harsco Stock, with a check for the value of his vested interest (if any) in the Harsco Stock Fund, (iii) a check for the value of his interests (if any) in the Fixed Income Fund and the Equity fund, and (iv) a check for the value of his vested interest in the FMC Stock Fund and Harsco Stock Fund to the extent not previously invested in FMC or Harsco Stock.

          (ii)   Valuation Date. For purposes of determining the amount of a
                 --------------
lump sum distribution under Subsection 9(a)(i) above, the value of the Participant's interest in the FMC Stock, Harsco Stock, Fixed Income, and Equity Funds shall be determined as of the Valuation Date next preceding the date of the distribution.

          (iii)  Distribution Date.  A Participant's Plan Benefit shall be
                 ------------------
distributed to such Participant (or to such Participant's Beneficiary if such Participant has died before the Distribution Date) as soon as practicable after the Participant's termination of employment, but not later than 60 days after the close of the Plan Year in which such termination occurs, unless distribution is deferred pursuant to Subsection 9(b). If a Participant attains age 70-1/2, regardless of whether her employment terminates, her Plan Benefit shall be distributed to her no later that April 1 of the Year following the Year in which the Participant attains age 70-1/2.

                                                            SECTION 9(b)

     (b)  Optional Form of Distribution.
          ------------------------------

          (i)   Participant's Election to Defer.  With respect to a Participant
                --------------------------------
whose employment terminates on or after her 55th birthday or whose Plan Benefit is valued at not less than $3,500, the distribution or commencement of distribution of the Participant's Plan Benefit (including the Participant's share, if any, of the Company Contributions and Forfeitures for the Plan Year in which the Participant's employment with the Affiliated Group terminates) will be deferred to no later than April 1 of the Year following the Year in which the Participant attains age 70-1/2 unless the Participant elects an immediate distribution as provided in Subsection 9(a)(iii). A Participant may so defer a portion of the Plan Benefit and receive an immediate distribution of the balance of it. Such election must be filed with UDLP on the prescribed form before the date such employment terminates, before the Participant dies, or before UDLP determines that the Participant is permanently and totally disabled, as the case may be, and shall, except as provided in Subsection 9(f), be irrevocable. If such an election is not made properly in accordance with this paragraph, the method of payment described in Subsection 9(a)(i) and (iii) shall be used.

          (ii)  Annual Installments.  A Participant entitled to elect to defer
                --------------------
distribution of his Plan Benefit under Subsection 9(b)(i) may elect to have the distribution paid in cash over an installment period of not more than 10 years. Such election must be filed with UDLP on the prescribed form before the date employment terminates, before the Participant dies, or before UDLP determines that the Participant is permanently and totally disabled, as the case may be, and shall, except as provided in Subsection 9(f), be irrevocable. The election shall specify the number of annual installments. If an installment election is made, the Plan Benefit shall be distributed in annual installments as follows:
The amount of each annual installment shall be paid during the first month of the year. The value of Stock and/or cash

                                                            SECTION 9(b)(ii)

to be distributed in each installment shall be determined by dividing the amount of Stock and/or cash credited to the Participant's Plan Benefit account as of the date the installment is being paid by the total number of annual installments elected minus the number of annual installments which have previously been paid. The amount payable with respect to the Stock portion of the installment shall be determined as of the Valuation Date immediately preceding the date payment is made.

          (iii)  Valuation Date.  The Plan Benefit of a Participant who makes an
                 ---------------
election to defer distribution or to receive an installment distribution under Subsections 9(b)(i) or (ii) above, shall remain invested in the Trust Fund in the manner selected under Subsection 3(e) or (f) and shall be subject to the earnings and appreciation or depreciation applicable thereto until the Valuation Date preceding the final distribution month designated by the Participant.

     (c)  Participant's Election to Receive Cash.  A Participant or Beneficiary
          --------------------------------------
entitled to receive shares of Stock may instead elect to receive a check for the value of all or part of the Participant's vested interest in the FMC or Harsco Stock Fund plus a certificate for whole shares of FMC or Harsco Stock representing the balance (if any) of such interest. Any such election shall be filed with the local personnel office on the prescribed form on or before the Participant's termination date if filed by the Participant, and if filed by a Beneficiary, within 90 days after the Participant's death.

     (d)  Missing Persons.  If UDLP and the Trustee shall be unable, within two
          ----------------
years after any amount becomes due and payable from the Plan to a Participant or Beneficiary, to make payment because the identity or whereabouts of such person cannot be ascertained, UDLP may mail a notice by registered mail to the last known address of such person outlining the following action to be taken unless such person makes written reply to UDLP within 60 days from the mailing of such notice: UDLP may direct that amount and all

                                                                 SECTION 9(d)


further benefits with respect to such person shall be discontinued and all liability for the payment thereof shall terminate; provided, however, that in the event of the subsequent reappearance of the Participant or Beneficiary prior to termination of the Plan, the benefits which were due and payable and which such person missed shall be paid in a single sum, and the future benefits due such person shall be reinstated in full. Any benefits discontinued as provided above, including benefits attributable to Special Employee Contributions, Employee-Elected Company Contributions, and Company Contributions, shall be treated as a Forfeiture under Subsection 8(b).

     (e)  Payments to Beneficiary. A Beneficiary entitled to a distribution
          -----------------------
under this Plan may ask that any unpaid Plan Benefit be distributed by one of the forms of distribution specified in the foregoing provisions of this Section 9, subject to the approval of UDLP and to the following limitations:

          (i) If the distribution of a Participant's Plan Benefit in installments under Subsection 9(b)(ii) has begun and the Participant dies before her entire Plan Benefit has been distributed to her, the remaining portion of such interest shall be distributed at least as rapidly as under the installment method selected as of her date of death.

          (ii) If a Participant dies before she has begun to receive any distributions of her Plan Benefit, her death benefit shall be distributed to her Beneficiaries within 5 years after her death.

          (iii) The 5-year distribution requirement of Subsection 9(e)(ii) shall not apply to any portion of the deceased Participant's Plan Benefit which is payable to or for the benefit of a designated Beneficiary. For purposes of this Subsection 9(e), "designated Beneficiary" shall include any person to whom a Participant's Plan Benefit is paid pursuant to Subsection 18(c). In such event, such portion may be distributed in not more than 10 annual installments, provided such distribution begins not later than one (1) year after the

                                                            SECTION 9(e)(iii)

date of the Participant's death (or such later date as may be prescribed by Treasury regulations).

               Except, however, in the event the Participant's spouse is her Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, such distribution must commence no later than the date on which the deceased Participant would have attained age seventy and one-half (70 1/2). If the surviving spouse dies before the distributions to such spouse begin, then the 5-year distribution requirement of Subsection 9(e)(ii) shall apply as if the spouse were the Participant.

     (f)  Change of Election.  Any Participant (or the Participant's Beneficiary
          -------------------
if the Participant has died) who has made an election to defer distribution or to receive an installment distribution (whether or not such installment payments have commenced) under Subsections 9(b)(i) or (ii) above, may subsequently elect to have the entire amount then credited to the Participant's Plan Benefit account distributed immediately in a lump sum or elect to have installment payments commence in a year earlier than the year originally elected. Any other type of change in a Participant's or Beneficiary's deferral election, including without limitation, the earlier distribution of part of the amount credited to a Participant's Plan Benefit account, a change from lump sum payments to installment payments or the postponement of a distribution or the commencement of installment payments, may be made only with the approval of UDLP.

     (g)  Foreign Transfers.  Any Participant who transfers from employment with
          ------------------
the Company to employment with a foreign corporation that is a member of the Affiliated Group, but is not a participating company in this Plan, may elect to be treated as having terminated employment with the Affiliated Group for purposes of this Section 9 and to be entitled to a distribution of her Plan Benefit. Such election may be made at any time on or

                                                            SECTION 9(g)

after the date of the transfer of employment and before the Participant's death, permanent and total disability, or actual termination of employment with the Affiliated Group, and the Participant's distribution options under this Section 9 shall be determined as of the effective date of that election.

                                                            SECTION 10

                         SECTION 10.  CLAIM PROCEDURE.
                         -----------------------------

     (a)  Application for Benefits.  Any application for benefits under the Plan
          -------------------------
and all inquiries concerning the Plan shall be submitted to UDLP. Applications for benefits shall be in writing on the form prescribed by UDLP and shall be signed by the Participant or, in the case of a benefit payable after the death of the Participant, by the Participant's Beneficiary.

     (b)  Denial of Applications.  Within a reasonable period of time after UDLP
          -----------------------
receives an application, it shall give written notice to the applicant of its decision on the application. In the event any application for benefits is denied in whole or in part, UDLP shall notify the applicant in writing of the right to a review of the denial. Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary to perfect the application, an explanation of why such material is necessary and an explanation of the Plan's review procedure.

                                                            SECTION 11

                        SECTION 11.  APPEAL PROCEDURE.
                        ------------------------------

     (a)  The Review Panel. FMC shall appoint a "Review Panel" which shall
          ----------------
consist of three or more individuals who may (but need not) be employees of UDLP. The Review Panel shall be the named fiduciary which has the authority to act with respect to any appeal from a denial of benefits under the Plan.

     (b)  Requests for a Review.  Any person whose application for benefits is
          ----------------------
denied in whole or in part (or the applicant's authorized representative) may appeal from the denial by submitting to the Review Panel a request for a review of the application within three months after receiving written notice of the denial. UDLP shall give the applicant or such representative an opportunity to review pertinent materials (other than legally privileged documents) in preparing such request for review. The request for review shall be in writing and addressed as follows: "FMC Employee Welfare Benefits Plan Committee, 200 East Randolph Drive, Chicago, Illinois 60601." The request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters which the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review.

     (c)  Decision on Review.  The Review Panel shall act upon each request for
          -------------------
review within 60 days after receipt thereof unless special circumstances require further time for processing, but in no event shall the decision on review be rendered more than 120 days after the Review Panel receives the request for review. The Review Panel shall give prompt, written notice of its decision to UDLP and to the applicant. In the event the Review Panel confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the decision was based.

                                                            SECTION 11(d)

     (d)  Rules and Procedures.  The Review Panel shall establish such rules and
          ---------------------
procedures, consistent with ERISA and the Plan, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 11.

     (e)  Exhaustion of Remedies. No legal or equitable action for benefits
          ----------------------
under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with Subsection 10(a), (ii) has been notified by UDLP that the application is denied, (iii) has filed a written request for a review of the application in accordance with Subsection 11(b) above, and (iv) has been notified in writing that the Review Panel has affirmed the denial of the application; provided that legal action may be brought after the Review Panel has failed to take any action on the claim within the time prescribed in Subsections 10(b) or 11(c) above.

                                                            SECTION 12

            SECTION 12.  ADMINISTRATION AND OPERATION OF THE PLAN.
            ------------------------------------------------------

     (a)  Administrative Responsibilities.  FMC is the "plan sponsor" and the
          --------------------------------
"administrator" of the Plan, as such terms are used in ERISA. UDLP is the named fiduciary which has the authority to control and manage the operation and administration of the Plan. UDLP shall make such rules, regulations, interpretations, and computations and shall take such other action to administer the Plan as it may deem appropriate, in its sole discretion, and, subject to the provisions of Section 11, any interpretation of the provisions of the Plan and any decision on any matter within its discretion as Plan administrator made by UDLP in good faith shall be conclusive and binding on all persons. In administering the Plan, UDLP shall act in a nondiscriminatory manner to the extent required by Section 401(a) and related sections of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in Section 404(a)(1) of ERISA.

     (b)  Appointment of Trustees.  UDLP is the named fiduciary which has the
          ------------------------
authority to appoint one or more Trustees to hold all assets of the Plan in Trust. UDLP shall enter into a Trust Agreement with respect to the assets to be held in trust thereunder with each Trustee it appoints.

     (c)  Delegation of Fiduciary Responsibilities.  UDLP may engage such
          -----------------------------------------
attorneys, actuaries, accountants and consultants to render advice or to perform services with regard to its responsibilities under the Plan as it shall determine to be necessary or appropriate. UDLP may designate by written instrument one or more actuaries, accountants or consultants as fiduciaries to carry out, where appropriate, its fudiciary responsibilities.

                                                            SECTION 12(c)

          UDLP's duties and responsibilities under the Plan shall be carried out by its directors, officers and employees, acting on behalf of and in the name of UDLP in their capacity as directors, officers, and employees and not as individual fiduciaries. Except as provided in Subsection 11(a) (Review Panel), no director, officer, or employee of UDLP shall be a fiduciary with respect to the Plan unless he is specifically so designated and expressly accepts such designation.

                                                            SECTION 13

                       SECTION 13.  FUNDING OF THE PLAN.
                       ---------------------------------

     (a)  Funding Policy and Method.  UDLP from time to time shall estimate the
          --------------------------
benefits, withdrawals, and administrative expenses to be paid out of the Trust Fund in cash during the period for which the estimate is made and shall also estimate the contributions to be made to the Plan during such period by Participants and by UDLP. UDLP shall inform the Trustee of the estimated cash needs of and contributions to the Plan during the period for which such estimates are made. Such estimates shall be made on an annual, quarterly, monthly, or other basis, as UDLP shall determine.

     (b)  Public Accountant.  UDLP shall engage an independent qualified public
          ------------------
accountant to conduct such examinations and to render such opinions as are required by Section 103(a)(3) of ERISA. UDLP in its discretion may remove and discharge the person so engaged, but in such case it shall engage a successor independent qualified public accountant to perform such examinations and to render such opinions.

     (c)  Basis of Payments to the Plan. Each Participant whose participation is
          -----------------------------
not suspended may elect to have UDLP make Employee-Elected Company Contributions as provided in Section 3. UDLP shall make Company Contributions as provided in
Section 4; provided, however, that this obligation of UDLP shall cease when the Plan is terminated. In the case of a partial termination of the Plan, this obligation shall cease with respect to the Participants and Beneficiaries who are affected by such partial termination. All Employee-Elected Company Contributions and all Company Contributions shall be paid to the Trustee within the periods of time specified herein.

                                                                  SECTION 13(d)


    (d)   Basis of Payments from the Plan.  All benefits and withdrawals payable
          --------------------------------


under the Plan shall be paid by the Trustee pursuant to the directions of UDLP and the terms of the Trust Agreement. The Trustee shall pay all expenses of the Plan out of the Trust Fund, except that UDLP shall pay expenses that cannot be charged to the Trust under applicable law.

    (e)   Investment of Trust Assets. The Trustee shall invest in the FMC Stock,
          --------------------------
Harsco Stock, Fixed Income or Equity Fund all amounts which are paid to it with respect to the Plan, less the amount of any administrative expenses payable out of the Trust Fund under Subsection 13(d) above. Company Contributions shall be invested in the FMC Stock Fund, and dividends or other earnings attributable thereto shall be allocated and credited pro rata to shares held by the Participant. Employee-Elected Company Contributions shall be invested in the FMC Stock, Harsco Stock, Fixed Income, or Equity Fund pursuant to the directions of the Participants as conveyed to the Trustee by the Company. Interest, dividends, other earnings, and proceeds from sales attributable to the Fixed Income Fund and the Equity Fund shall be reinvested in the Fixed Income Fund and the Equity Fund, respectively. The Trustee shall invest the Fixed Income Fund and the Equity Fund as directed by UDLP, except that (1) the Fixed Income Fund shall be invested and reinvested only (A) in guaranteed income contracts and similar products, if any, guaranteeing repayment of principal in full together with interest at a fixed or fixed minimum rate, whether issued by an insurance company or other financial institution, (B) securities issued or guaranteed by the United States of America or any agency or instrumentality thereof, or, (C) pending investment in the contracts or securities described in (A) and (B), in any of the debt obligations described in the following sentence, and (2) the Equity Fund shall be invested and reinvested only in shares of mutual funds registered

                                                            SECTION 13(e)


under the Investment Company Act of 1940, or, pending investment in such mutual fund shares, in any of the debt obligations described in the following sentence. Pending investment in Stock, the Trustee may invest any amounts to be placed in the Stock Funds in any common, group or collective investment trust that is maintained by the Trustee and that provides for the pooling or commingling of the assets of plans described in section 401(a) and exempt from tax under section 501(a) of the Code, or in short-term, interest-bearing debt obligations, including (without limitation except as stated) savings accounts, certificates of deposit, banker's acceptances, commercial paper of institutions having a short-term commercial paper rating of A-1, P-1 from Standard & Poor's and Moody's, and United States Treasury Bills and Notes. The form of such temporary investments shall be at the exclusive discretion of the Trustee.

                                                            SECTION 14


                      SECTION 14. PARTICIPANTS' ACCOUNTS
                      -----------------------------------

    (a) Participants' Accounts.  For each Participant, UDLP will maintain, where
        -----------------------
applicable, a Special Employee Contributions Account, an Employee-Elected Company Contributions Account, and a Company Contributions Account in the Stock Fund, Fixed Income Fund, or Equity Funds in accordance with her currently effective investment election. Subject to the provisions of Subsection 14(c), the amount of Employee-Elected Company Contributions and Special Employee Contributions (if any) withheld from Earnings during the Plan Year will be allocated to each Participant's Employee-Elected Company Contributions Account and Special Employee Contributions Account as of the end of each calendar month, and the Company Contribution for each Participant for each Plan Year will be allocated to her Company Contributions Account as of the end of each calendar month.

        UDLP shall maintain records relative to a Participant's accounts so that the current value of her accounts in the Fixed Income Fund, the Stock Funds, and the Equity Fund may be determined as of any month's end.

    (b) Rules Relating to Plan Investments and Earnings Adjustments.  The Fixed
        ------------------------------------------------------------
Income Fund, Stock Funds, and Equity Fund shall be invested by the Trustee as provided in Section 13(e) and in the Trust Agreement. Each such fund will be valued at the fair market value thereof as of the close of business on each Valuation Date as prescribed in Section 5 or 9 (and at such other dates as may be requested by UDLP) before adding Employee-Elected Company Contributions and Special Employee Contributions thereto as of such date by adding (i) the fair market value of all securities and contracts held in each such fund, (ii) any accrued interest or declared dividends on such investments in the Stock Funds not reflected in (i) above, and (iii) an amount equal to the cash then held in each such fund; and subtracting there from any liabilities of each such fund. Participants' accounts in each such

                                                            SECTION 14(b)


fund will be adjusted as of the close of business on each Valuation Date as prescribed in Section 5 or 9 to equal the fair market value of each fund on that day as determined above.

        Withdrawals shall be made in cash, and distributions shall be made from each such fund only as of the first day of the month.

        The amount to be paid upon such a withdrawal distribution shall be based on the value, as determined by UDLP, of the Participant's account as of the Valuation Date prescribed in Section 5 or 9. If the Plan Benefit is payable in installments as provided by Section 9(b)(iii), the remaining unpaid balance shall be revalued as of each Valuation Date preceding the due date of each installment. The unpaid Plan Benefit shall be a liability of each such fund as of the Valuation Date prescribed in Section 5 or 9.

    (c)   Stock Funds. The Trustee shall on a reasonably current basis apply all
          -----------
cash, attributable to the Stock Funds, except any cash needed to satisfy current cash flow requirements, to the acquisition of Stock of FMC or Harsco as the case maybe.

        (i) As of each Valuation Date, UDLP shall allocate any net amount contributed to the Company Contributions Account, the Special Employee Contributions Account (if any), and the Employee-Elected Company Contributions Account of each Participant for which it was contributed. Such crediting of contributions shall be effected initially by posting dollar credits to the appropriate accounts. Dollar credits to a Participant's Company Contributions Account, Special Employee Contributions Account, or Employee-Elected Company Contributions Account shall (unless and until converted) constitute the cash distribution value to her of her share in the unassigned assets of the Trust Fund. Such dollar credits, however, shall as promptly as practicable after posting thereof (but in no event after such Participant's termination of employment) be converted into Stock credits by assigning to such account, in substitution for such dollar credits, but subject to such conditions regarding distribution as are provided in this Plan, shares of Stock upon the

                                                            SECTION 14(c)(i)


basis of the average cost of such shares available for this purpose. As soon as convenient, and at least annually, UDLP in connection with the account statement described in Subsection 18(h), shall furnish to each Participant a statement showing the amounts and cost basis of Stock assigned and the dollar credits posted to her Special Employee Contributions Account (if any), her Company Contributions Account, and Employee-Elected Company Contributions Account, which statement shall be cumulative from year to year so that such statement shall show the total credit to the Participant's accounts.

        (ii) Amounts equal (after appropriate adjustment for any withholding which may be required by an applicable tax law) to the amounts of dividends on shares of Stock assigned to the Participant's Company Contributions Account, Special Employee Contributions Account, or Employee-Elected Company Contributions Account shall be paid to the Trustee during such Plan Year and shall remain in the Stock Funds and be credited to her Company Contributions Account, Special Employee Contributions Account, or Employee-Elected Company Contributions Account. Such crediting shall be effected by posting to her account dollar credits which shall be separate from but added to the dollar credits resulting from contributions and deposits and which shall be convertible into Stock credits as hereinabove provided (but in no event after such Participant's termination of employment).

                                                            SECTION 15


              SECTION 15. AMENDMENT AND TERMINATION OF THE PLAN.
              ---------------------------------------------------

    (a)   Future of the Plan.  UDLP expects to continue the Plan indefinitely.
          -------------------
Future conditions, however, cannot be foreseen, and UDLP retains the authority to amend or to terminate the Plan at any time and for any reason.

    (b)   Amendments.  No amendment of the Plan shall (i) reduce the benefit of
          -----------
any Participant accrued under the Plan before such amendment is adopted or (ii) divert any part of the assets of the Plan to purposes other than the exclusive purpose of providing benefits to the Participants and Beneficiaries who have an interest in the Plan and of defraying the reasonable expenses of administering the Plan and the Trust Fund. For the purposes of this Section, a Plan amendment which has the effect of eliminating or reducing an early retirement benefit or eliminating an optional form of benefit (as provided in Treasury regulations) shall be treated as reducing the benefit of a Participant accrued under the Plan.

    (c)   Termination of the Plan.  Upon termination of the Plan, no part of the
          ------------------------
Trust Fund shall revert to the Company or be used for or diverted to purposes other than the exclusive purpose of providing benefits to the Participants and Beneficiaries who have an interest in the Plan and of defraying the reasonable expenses of administering the Plan and such termination. Upon termination of the Plan or upon complete discontinuance of Company Contributions, each Participant shall become vested in his entire Company Contributions Account. Upon termination of the Plan, the Trust shall continue until the Trust Fund has been distributed as provided in Subsection 15(d) below. Any other provision hereof notwithstanding, the Company shall have no obligation to continue contributions to the Plan after termination of the Plan. Except as otherwise provided in ERISA, neither the Company nor any other person shall have any liability or obligation

                                                                 SECTION 15(c)


to provide benefits hereunder after such termination. Upon such termination, Participants and Beneficiaries shall obtain benefits solely from the Trust Fund. Upon partial termination of the Plan, this Subsection 15(c) shall apply only with respect to such Participants and Beneficiaries as are affected by such partial termination.

    (d)   Allocation of Trust Fund Upon Termination.  Upon termination of the
          ------------------------------------------
Plan, the interest of each Participant in the Plan shall be distributed to him as provided herein, subject to Section 403(d)(1) of ERISA.

                                                            SECTION 16

                     SECTION 16.  CONTRIBUTION LIMITATIONS.
                     --------------------------------------

    (a)   Limitation of Allocations.
          --------------------------

          (i)  Deferral Percentage.  The Employee-Elected Company Contributions
               --------------------
and the Company Contributions (and a pro rata share of the investment earnings attributable to each) allocated to a Participant shall be reduced if necessary to comply with the deferred percentage limitations of Subsection 401(k)(3) of the Code (a copy of which is attached as Exhibit A). Whether such reduction is necessary shall be determined for each Year. Any such reduction shall be effected by reducing first, Employee-Elected Company Contributions, then (if necessary), the Company Contributions, allocated to Participants who are "highly compensated employees" of the Company (as defined in Section 414(q) of the Code) and whose "actual deferral percentage" (as defined in Section 401(k)(3)(B) of the Code) exceeds the permissible actual deferral percentage for highly compensated employees, commencing with those Participants whose actual deferral percentage is highest. The amount of any Participant's Employee-Elected Company Contributions reduced retroactively shall be paid to her in cash within two and one-half (2-1/2) months after the close of the Plan Year. Alternatively, to the extent provided in Treasury Regulations, UDLP may elect or permit the Participant to elect to treat all or a portion of the amount of excess Employee-Elected Company Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan.

          (ii) Contribution Percentage.  The Special Employee Contributions and
               ------------------------
the Company Contributions (and a pro rata share of the earnings attributable to each) allocated to a Participant shall be reduced if necessary to comply with the contribution percentage limitations of Subsection 401(m) of the Code (a copy of which is attached as Exhibit B).

                                                            SECTION 16(a)(ii)


Whether such reduction is necessary shall be determined for each Year. Any such reduction shall be effected by reducing first, Special Employee Contributions, then (if necessary), the Company Contributions, allocated to Participants who are "highly compensated employees" of the Company (as defined in Section 414(q) of the Code) and whose "contribution percentage" (as defined in Section 401(m) of the Code) exceeds the permissible contribution percentage for highly compensated employees, commencing with those Participants whose contribution percentage is highest. The amount of any Participant's Special Employee Contributions and Company Contributions reduced retroactively shall be paid to him in cash within two and one-half (2-1/2) months after the close of the Plan Year.

    (b)   Maximum Annual Additions.
          -------------------------
          (1) Notwithstanding the foregoing, the maximum Annual Additions credited to a Participant's accounts for any Plan Year shall equal the lesser of: (A) $30,000 or, if greater, one-fourth (1/4) of the defined benefit dollar limitation as provided in Code Section 405(b)(1) for the Plan Year, or (B) twenty-five percent (25%) of the Participant's 415 Compensation for such Plan Year.

          (2) For purposes of applying the limitations of Code section 415, "Annual Additions" means the sum credited to a Participant's accounts for any Plan Year of (A) Company contributions, (B) employee contributions, (C) Forfeitures, (D) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415 (l)(1) which is part of a defined benefit plan maintained by the Affiliated Group and (E) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to the post-retirement medical benefits allocated to the separate account of a five percent owner (as defined in Code section 416(i)1(B)(i) under a welfare benefit plan (as defined in Code section 419(e)) maintained by the Affiliated Group.

                                                            SECTION 16(b)(3)


        (3) For purposes of applying the limitations of Code section 415, the following are not "Annual Additions": (A) transfer of funds from one qualified plan to another; (B) rollover contributions (as defined in Code sections 402(a)(5), 403(a)(4), 408(d)(3) and 409(b)(3)(C)); (C) repayments of loans made to a Participant from the Plan; (D) repayments of distributions received by a Participant pursuant to Code section 411(a)(7)(B) (cash-outs); (E) repayments of distributions received by a Participant pursuant to Code section 411(A)(3)(D) (mandatory contributions); (F) employee contributions to a simplified employee pension allowed as a deduction under Code section 219(a); and (G) deductible employee contributions to a qualified Plan.

        (4) For purposes of applying the limitations of Code section 415, "415 Compensation" shall include the Participant's wages, salaries, fees for professional service and other amounts for personal services actually rendered in the course of employment with the Company not in excess of $200,000 (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses and in the case of a Participant who is an Employee within the meaning of Code section 401(c)(1) and the regulations thereunder, the Participant's earned income (as described in Code section 401(c)(2) and the regulations thereunder)) paid during the Plan Year. "415 Compensation" shall exclude (A)(i) contributions made by the Company to a plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to the Plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed, (ii) Company contributions made on behalf of a Participant to a simplified employee pension plan described in Code section 408(k) to the extent such contributions are deductible by the Participant under Code section 219(a), (iii) any distributions from a plan

                                                            Section 16(b)(4)


of deferred compensation regardless of whether such amounts are includable in the gross income of the Participant when distributed except that any amounts received by a Participant pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Participant; (B) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (C) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (D) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code section 403(b) (whether or not the contributions are excludable from the gross income of the Participant).

        (5) The limitation stated in Subsection 16(b)(l)(i) above shall be adjusted annually as provided in Code section 415(d) pursuant to the regulations prescribed by the Secretary of the Treasury. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to Plan Years ending with or within that calendar year.

        (6) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Affiliated Group shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Affiliated Group shall be treated as one defined contribution plan.

                                                            SECTION 16(b)(7)(A)


        (7)(A) If a Participant participates in more than one defined contribution plan maintained by the Affiliated Group which have different plan years, the maximum Annual Additions under this Plan shall equal the maximum Annual Additions for the Plan Year minus any Annual Additions previously credited to such Participant's accounts during the Plan Year.

        (7)(B) If a Participant participates in both a defined contribution plan subject to Code section 412 and a defined contribution plan not subject to Code section 412 maintained by the Affiliated Group which have the same plan year, Annual Additions will be credited to the Participant's accounts under the defined contribution plan subject to Code section 412 prior to crediting Annual Additions to the Participant's accounts under the defined contribution plan not subject to Code section 412.

        (7)(C) If a Participant participates in more than one defined contribution plan not subject to Code section 412 maintained by the Affiliated Group which have the same plan year, the maximum Annual Additions under this Plan shall equal the product of (i) the maximum Annual Additions for the Plan Year minus any Annual Additions previously credited under subparagraphs (A) or
(B) above, multiplied by (ii) a fraction (I) the numerator of which is the Annual Additions which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code section 415 and (II) the denominator of which is such Annual Additions for all plans described in this subparagraph.

        (8) Subject to the exception in Section 16(b)(13) below, if an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Affiliated Group, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year may not exceed 1.0.

                                                            SECTION 16(b)(9)(A)


        (9)(A) The "Defined Benefit Plan Fraction" for any Plan Year is a fraction (i) the numerator of which is the "projected annual benefit" of the Participant under the Plan (determined as of the close of the Plan Year), and
(ii) the denominator of which is the greater of the product of 1.25 multiplied by the "protected current accrued benefit" or the lesser of: (I) the product of
1.25 multiplied by the maximum dollar limitation provided under Code section 415(b)(1)(A) for such Plan Year, or (II) the product of 1.4 multiplied by the amount which may be taken into account under Code section 415(b)(1)(B) for such Plan Year.

        (9)(B) For purposes of applying the limitations of Code section 415, the "projected annual benefit" for any Participant is the benefit, payable annually, under the terms of the Plan determined pursuant to Regulation 1.415-7(b)(3).

        (9)(C) For purposes of applying the limitations of Code section 415, "protected current accrued benefit" for any Participant in a defined benefit plan in existence on July 1, 1982, shall be the accrued benefit, payable annually, provided for under question T-3 of Internal Revenue Service Notice 83-10.00

        (10)(A) The "Defined Contribution Plan Fraction" for any Plan Year is a fraction (i) the numerator of which is the sum of the Annual Additions to the Participant's accounts as of the close of the Plan Year and (ii) the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior year of service with the Affiliated Group: (I) the product of 1.25 multiplied by the dollar limitation in effect under Code section 415(c)(1)(A) for such Plan year (determined without regard to Code section 415(c)(6)), or (II) the product of 1.4 multiplied by the amount which may be taken into account under Code section 415(c)(1)(B) for such Plan Year.

                                                            SECTION 16(b)(10)(B)


        (B) Notwithstanding the foregoing, the numerator of the Defined Contribution Plan Fraction shall be adjusted pursuant to Regulation 1.415-7(d)(1) and questions T-6 and T-7 of Internal Revenue Service Notice 83-10.

        (C) For defined contribution plans in effect on or before July 1, 1982, the Company may elect, for any Plan Year ending after December 31, 1982, that the amount taken into account in the denominator for every Participant for all Plan Years ending before January 1, 1983 shall be an amount equal to the product of (i) the denominator for the Plan Year ending in 1982 determined under the law in effect for the Plan Year ending in 1982 multiplied by (II) the Transition Fraction.

        (D) For purposes of the preceding paragraph, the term Transition Fraction shall mean a fraction (i) the numerator of which is the lesser of (I) $51,875 or (II) 1.4 multiplied by twenty-five percent (25%) of the Participant's 415 Compensation for the Plan Year ending in 1981, and (ii) the denominator of which is the lesser of (I) $41,500 or (II) twenty-five percent (25%) of the Participant's 415 Compensation for the Plan Year ending in 1981.

        (E) Notwithstanding the foregoing, for any Plan Year in which the Plan is a Top Heavy Plan, $41,500 shall be substituted for $51,875 in determining the Transition Fraction unless the extra minimum allocation is being provided pursuant to Section 17(c). However, for any Plan Year in which this Plan is a Super Top Heavy Plan, $41,500 shall be substituted for $51,875 in any event.

        (11) Notwithstanding the foregoing, for any Plan Year in which the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 in Subsections 16(b)(9)(A) and 16(b)(10)(A) unless the extra minimum allocation is being provided pursuant to Section 17(c). However, for any Plan Year in which the Plan is a Super Top Heavy Plan, 1.0 shall be substituted for 1.25 in any event.

                                                            SECTION 16(b)(12)


        (12) If the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall exceed 1.0 in any Plan Year for any Participant in this Plan for reasons other than described in Subsection 16(b)(13) below, the Company shall adjust, to the extent necessary, the numerator of the Defined Benefit Plan Fraction for such Plan Year. If, after adjusting the numerator of the Defined Benefit Plan Fraction for the Plan Year, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction still exceed 1.0, the Company shall then limit the Annual Additions to such Participant's accounts so that the sum of both fractions shall not exceed 1.0 in any Plan Year for such Participant.

        (13) If (A) the substitution of 1.00 for 1.25 and $41,500 for $51,875 above or (B) the excess benefit accruals or Annual Additions provided for in Internal Revenue Service Notice 82-19 cause the 1.0 limitation to be exceeded for any Participant in any Plan Year, such Participant shall be subject to the following restrictions for each future Plan Year until the 1.0 limitation is satisfied: (i) the Participant's accrued benefit under the defined benefit plan shall not increase (ii) no Annual Additions may be credited to a Participant's accounts and (iii) no employee contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Affiliated Group.

    (c) Adjustment For Excessive Annual Additions.
        ------------------------------------------

        (1) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's compensation or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participant, the Company shall (A) return any voluntary employee contributions credited for the Plan year to the extent that the return would reduce the "excess amount" in the Participant's accounts (B) hold any "excess amount" remaining after the return of any voluntary employee contributions

                                                            SECTION 16(c)(1)

        in a Section 415 Suspense Account (C) allocate and reallocate the
Section 415 Suspense Account in the next Plan Year (and succeeding Plan Years if necessary) to all Participants in the Plan before any Company or employee contributions which would constitute Annual Additions are made to the Plan for such Plan Year (D) reduce Company contributions to the Plan for such Plan Year by the amount of the Section 415 Suspense Account allocated and reallocated during such Plan Year. Company Contributions and Forfeitures for a given Year in the Section 415 Suspense Account will be allocated to the Company Contributions Accounts of Participants in proportion to the amount of Employee-Elected Company contributions made by such Participants for such Year.

        (2) For purposes of this Section, "excess amount" for any Participant for a Plan Year shall mean the excess, if any, of (A) the Annual Additions which would be credited to his account under the terms of the Plan without regard to the limitations of Code section 415 over (B) the maximum Annual Additions determined pursuant to Section 16(b).

        (3) For purposes of this Section, "Section 415 Suspense Account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the Plan Year. The Section 415 Suspense Account shall not share in any earnings or losses of the Trust Fund.

        (4) The Plan may not distribute "excess amounts" to Participants or Former Participants.

                                                                      SECTION 17

                       SECTION 17.  TOP HEAVY PROVISIONS
                       ---------------------------------

     (a)  Top Heavy Plan Requirements.  For any Top Heavy Plan Year, the Plan
          ----------------------------
shall provide the following:

          (i) special minimum allocation requirements of Code section 416(c) pursuant to Section 17(c) of the Plan; and

          (ii) special Earnings requirements of Code section 416(d).

     (b)  Determination of Top Heavy Status.
          ----------------------------------

          (1) This Plan shall be a Top Heavy Plan for any Plan Year commencing after December 31, 1983, in which, as of the Determination Date, (i) the present value of accrued benefits of Key Employees and (ii) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the present value of accrued benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

               If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's present value of accrued benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, for Plan Years beginning after December 31, 1984, if a Participant or former Participant has not received any compensation from the Company (other than benefits under the Plan) at any time during the five year period ending on the Determination Date, the Aggregate Account and/or present value of accrued benefit for such Participation or former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

                                                               SECTION 17 (b)(2)

        (2) This Plan shall be a Super Top Heavy Plan for any Plan Year commencing after December 31, 1983, in which, as of the Determination Date, (A) the present value of accrued benefits of Key Employees and (B) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the present value of accrued benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

        (3) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

               (A) his account balances as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

               (B) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

               (C) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted.

                                                             SECTION 17(b)(3)(D)

               (D) any employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

               (E) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Participant and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance.

               (F) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Participant or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

          (4) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                                                             SECTION 17(b)(3)(A)

          (A) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Company in which a Key Employee is a participant, and each other plan of the Company which enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

          In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

          (B) Permissive Aggregation Group: The Company may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

          In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

          (C) Only those plans of the Company in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

               (5) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                                                          SECTION 17(b)(3)(C)(6)

               (6) Present Value of Accrued Benefit: In the case of a defined benefit plan, a Participant's present value of accrued benefit shall be as determined under the provisions of all the defined benefit plans of the Company.

               (7) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

          (A) the present value of accrued benefits of Key Employees under all defined benefit plans included in the group, and

          (B) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

          exceeds sixty percent (60%) of a similar sum determined for all Participants.

               (8) "Top Heavy Plan Year" means that, for a particular Plan Year commencing after December 31, 1983, the Plan is a Top Heavy Plan.

               (9) Notwithstanding anything herein to the contrary, the effective date otherwise provided for herein for the application of Code section 416 to this Plan (Plan Years beginning after December 31, 1983) shall be extended in accordance with any act of Congress or regulatory authority.

                                                                   SECTION 17(c)

          (c)  Minimum Benefit Requirement for Top Heavy Plan.
               -----------------------------------------------

               (1)  Minimum Allocations Required for Top Heavy Plan Years:
Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Company contributions and Forfeitures allocated to the accounts of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's 416 Compensation. However, if (i) the sum of the Company contributions and Forfeitures allocated to the accounts of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's 416 Compensation and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code section 401(a)(4) or 410, the sum of the Company contributions and Forfeitures allocated to the accounts of each Non-Key Employee shall be equal to the largest percentage allocated to the accounts of each Key Employee.

               Except, however, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

               (2) For any Plan Year when (A) the Plan is a Top Heavy Plan but not a Super Top Heavy Plan and (B) a Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group which is top heavy, the extra minimum allocation (required by Subsections 15(b)(10)(E) and 15(b)(11) to provide higher limitations) shall be provided for each Non-Key Employee who is a Participant only in this Plan by substituting four percent (4%) for three percent (3%) in the paragraph above.

               (3) For purposes of the minimum allocations set forth above, the percentage allocated to the account of any Key Employee shall be equal to the ratio of the sum of the Company contributions and Forfeitures allocated on behalf of such Key Employee divided by the 416 Compensation for such Key Employee.

               (4) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the accounts of all Non-Key Employees who are Participants and who are employed by the Company on the last day of the Plan Year, including Non-Key Employees who have (i) failed to complete a Year of Service and (ii) declined to make mandatory contributions (if required) to the Plan.

               (5) In lieu of the above, if a Non-Key Employee participates in this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, a minimum allocation of five percent (5%) of 416 Compensation shall be provided under this Plan.

               However, for any Plan Year when (A) the Plan is a Top Heavy Plan but not a Super Top Heavy Plan and (B) a Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group which is top heavy, seven and one-half percent (7 1/2%) shall be substituted for five percent (5%), and the extra minimum allocation (required by Subsections 16(b)(10)(E) and 16(b)(11) to provide higher limitations) shall be provided in this Plan.

               (6) For the purposes of this Section, "416 Compensation" shall mean W-2 wages for the calendar year ending with or within the Plan Year and shall be limited to $200,000 in Top Heavy Plan Years.

                                                                      SECTION 18

                       SECTION 18.  GENERAL PROVISIONS.
                       --------------------------------
     (a)  Plan Mergers.  The Plan shall not be merged or consolidated with any
          -------------
other plan, and no assets or liabilities of the Plan shall be transferred to any other plan, unless each Participant would receive a benefit immediately after such merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan had then terminated).

     (b)  No Assignment of Property Rights.  The interest or property rights of
          ---------------------------------
any person in the Plan, in the Trust Fund or in any payment to be made under the Plan shall not be assignable nor be subject to alienation or option, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any act in violation of this Subsection 15(c) shall be void. This provision shall not apply to a "qualified domestic relations order" defined in Code section 414(p), and those other domestic relations orders permitted to be so treated by UDLP under the provisions of the Retirement Equity Act of 1984. UDLP shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

                                                                   SECTION 18(c)

     (c)  Beneficiary.  The "Beneficiary" of a Participant shall be the person
          ------------
or persons so designated by such Participant. Unless it is established to the satisfaction of UDLP that a Participant has no spouse, the spouse cannot be located, or such other circumstances exist as may be prescribed by Income Tax Regulations promulgated by the Secretary of the Treasury, the designation of a person other than the Participant's spouse as Beneficiary may be made only with the written consent of the spouse, acknowledging the effect of the designation and witnessed by a Plan representative or a notary public. Any designation which lacks required spousal consent on the date of the Participant's death shall be void, and the Participant shall be deemed to have designated his spouse as Beneficiary. If no Beneficiary has been designated or if the designated Beneficiary is not living when a Plan Benefit is to be distributed, the Beneficiary shall be such Participant's spouse if then living, or if not, his then living children in equal shares or, if there are no such children, her estate. A Participant may revoke and change a designation of a Beneficiary at any time. A designation of a Beneficiary, or any revocation and change thereof, shall be effective only if it is made in writing in a form acceptable to UDLP and is received by it prior to the Participant's death.

     (d)  Incapacity.  If, in the opinion of UDLP, any person becomes unable to
          -----------
handle properly any property distributable under the Plan, FMC may make any arrangement for distribution on her behalf that it determines will be beneficial to her, including (without limitation) distribution to her guardian, conservator, spouse or dependent.

     (e)  Employment Rights.  Nothing in the plan shall be deemed to give any
          ------------------
person a right to remain in the employ of the Affiliated Group or affect any right of the Affiliated Group to terminate a person's employment with or without cause.

                                                                   SECTION 18(f)

     (f)  Voting Rights.  Each Participant (or, in the event of her death, her
          -------------
Beneficiary) shall have the right to direct the Trustee as to the manner in which shares of Stock allocated to her accounts as of the Valuation Date coinciding with or immediately preceding the record date for an annual or special stockholders' meeting of FMC or Harsco are to be voted on each matter brought before such stockholders' meeting. Before each such meeting of stockholders, FMC shall cause to be furnished to each Participant (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions on how such shares of Stock allocated to such Participant's accounts shall be voted on each such matter. Upon timely receipt of such directions the Trustee shall on each such matter vote as directed the number of shares (including fractional shares) of Stock allocated to such Participant's accounts. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of FMC or Harsco or any member of the Affiliated Group. The Trustee shall vote all unallocated shares, as well as allocated shares for which it has not received direction, as directed by FMC, which may delegate to an independent fiduciary, the authority to so direct the Trustee.

     (g)  Rights on Tender or Exchange Offer.  Each Participant (or, in the
          ----------------------------------
event of her death, her Beneficiary) shall have the right, to the extent of the number of shares of Stock (including fractional shares) allocated to her accounts as of the Valuation Date coinciding with or immediately preceding a tender or exchange offer with respect to such shares of Stock, to direct the Trustee in writing as to the manner in which to respond to the tender or exchange offer. FMC shall use its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to stockholders of FMC or Harsco as the case may be in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect

                                                                   SECTION 18(g)

to such shares of Stock. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person including officers or employees of FMC or any member of the Affiliated Group. If the Trustee shall not receive timely instruction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Stock with respect to which such Participant has the right of direction. Unallocated shares of Stock shall be tendered or exchanged by the Trustee in the same proportion as shares of Stock with respect to which Participants (or Beneficiaries) have the right of direction are tendered or exchanged. Any consideration received for stock tendered and sold shall be placed in a separate account in the FMC Stock Fund or Harsco Stock Fund until FMC instructs the Trustee as to its further disposition, and, pending receipt of such instructions, the Trustee may temporarily invest any cash consideration in accordance with the provisions of Subsection 13(e) regarding temporary investments.

     (h)  Account Statements.  At least annually, UDLP shall furnish for each
          -------------------
Participant an account statement as required by ERISA as of the Valuation Date preceding the date of such statement.

     (i)  Choice of Law.  The Plan and all rights thereunder shall be
          --------------
interpreted and construed in accordance with ERISA and, to the extent that state law is not pre-empted by ERISA, the law of the State of Illinois.

                                                                      SECTION 19
                           SECTION 19.  DEFINITIONS.
                           -------------------------

     (a) "Active Participation" means a Participant has a currently effective election of Employee-Elected Company Contributions and is eligible to receive allocations of Company Contributions and Forfeitures.

     (b) "Adjusted Regular Compensation" means the Participant's Regular Compensation reduced by an amount equal to the Dollar Limit, but not more than 16% of his Earnings, as provided in Subsection 2(a).

     (c) "Affiliate" means any corporation, other than a Foreign Subsidiary or unincorporated trade or business, with respect to which at least 50 percent of the total combined voting power of all classes of stock entitled to vote or not less than 80 percent of the total value of shares of all classes of stock (or in the case of an unincorporated trade or business or "controlling interest" as defined in regulations under Section 414(c) of the Code) is owned by:

          (i)    UDLP;

          (ii) One or more corporations or unincorporated trade or business owned by UDLP as described in subdivision (i); or

          (iii) UDLP and one or more corporations or unincorporated trades or business owned by UDLP as described in subdivision (i).

     (d) "Affiliated Group" means (i) UDLP and (ii) any corporation or unincorporated trade or business (including an Affiliate) in which UDLP and/or one or more Affiliates own either stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote or at least 80 percent of the total value of all shares of all classes of stock (or in the case of an unincorporated trade or business, or "controlling interest" as defined in regulations under Section 414(c) of the Code).

                                                                   SECTION 19(e)

     (e) "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Company or employee contributions, subject to the provisions of Section 17(b).

     (f) "Basic Contributions" means that portion of a Participant's annualized Employee-Elected Company Contributions and Special Employee Contributions not in excess of 6% of her Earnings or such lesser amount permitted by the collective bargaining agreement applicable to the Participant.

     (g) "Beneficiary" means the person or persons determined pursuant to Subsection 18(c).

     (h) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     (i) "Company" means UDLP, and any predecessor companies of UDLP and any Affiliates which UDLP has designated as participating companies with respect to the Plan and which have accepted participation in the Plan. The designation of any Affiliate as a participating company may be subject to such terms and conditions as UDLP may determine.

     (j) "Company Contributions" means contributions made by UDLP under Subsection 4(a), including Company contributions made to the Harsco Corporation Savings Plan II and transferred to this Plan, but not including Employee-Elected Company Contributions.

     (k) "Company Contributions Account" means an account maintained for each Participant to which is allocated her share of Company Contributions and Forfeitures and all earnings, appreciation or losses attributable thereto.

                                                                   SECTION 19(l)

     (l) "Distribution Date" means the date, determined pursuant to Subsection 9(c), as of which the distribution of a Plan Benefit is made.

     (m) "Dollar Limit" means the maximum amount of Employee-Elected Company Contributions excludable from the gross income of a Participant in a given year as provided in Code Section 402(g) and as adjusted from time to time by the Secretary of the Treasury pursuant to Code Section 415(d).

     (n) "Earnings" means the Participant's total annual income for the current Year determined during the Year by annualizing the current rate of pay (not in excess of $150,000 as adjusted for cost of living increases in accordance with Code Section 401(a)(17)(B)), including base salary; overtime pay; administrative or discretionary bonuses earned; sales bonuses and sales commissions earned in such Year and her Employee-Elected Company Contributions. Earnings does not include expatriate premiums, awards, moving expense allowances, or other special payments.

     (o) "Eligible Employee" means any individual employed by the Company, whose employment is covered by a collective-bargaining agreement that expressly provides that the employees subject thereto shall be covered by or remain covered by this Plan. "Eligible Employee" does not include (i) any leased employee within the meaning of Code section 414(n)(2), or (ii) any employee who generally resides outside the United States or whose principal duties generally are performed outside the United States, as determined by UDLP, unless UDLP designates such employee as an Eligible Employee.

          An individual's status as an Eligible Employee shall be determined by UDLP. Subject to the review procedure described in Section 11, such determination shall be conclusive and binding on all persons.

                                                                   SECTION 19(p)

    (p) "Employee-Elected Company Contributions" means amounts contributed to the Trust as elected by Participants under Subsection 3(b).

    (q) "Employee-Elected Company Contributions Account" means an account maintained for each Participant and for each Eligible Employee who has transferred to the Trust a "Rollover Contribution" under Subsection 3(g) but is not otherwise a Participant to which is credited all of her Employee-Elected Company Contributions, her Rollover Contributions, and any earnings, appreciation, or losses attributable thereto.

    (r) "Equity Fund" means an investment fund established and maintained by the Trustee as a part of the Trust Fund. Any contributions to the Plan placed in the Equity Fund, and all earnings and appreciation attributable thereto, shall be invested and reinvested only in shares of mutual funds registered under the Investment Company Act of 1940.

    (s) "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

    (t) "Fixed Income Fund" means an investment fund established and maintained by the Trustee as a part of the Trust Fund. Any contributions to the Plan placed in the Fixed Income Fund, and all earnings and appreciation attributable thereto, shall be invested and reinvested only in (A) guaranteed income contracts and similar products, if any, guaranteeing repayment of principal in full together with interest at a fixed or fixed minimum rate, whether issued by an insurance company or other financial institution, (B) securities issued or guaranteed by the United States of America or any agency or

                                                                   SECTION 19(t)

instrumentality thereof, or (C) pending investment in the contracts or securities described in (A) and (B), in short-term, interest-bearing debt obligations as provided in Section 13(e). The Fixed Income Fund was formerly called the "Guaranteed Income Fund."

    (u)   "FMC" means FMC Corporation, a Delaware corporation.

    (v) "FMC Stock Fund" means an investment fund established and maintained by the Trustee as part of the Trust Fund. Any contributions to the Plan placed in the FMC Stock Fund, and all dividends and other earnings and appreciation attributable thereto, shall other earnings and appreciation attributable thereto shall be revested only in FMC Stock.

    (w)   "FMC Stock" means common stock of FMC.

    (x) "Foreign Subsidiary" means a foreign corporation covered by an agreement between the Company and the Internal Revenue Service extending Federal Social Security benefits to such foreign corporation's employees who are United States citizens, provided that either (i) not less than 20% of the voting stock of such foreign corporation is owned by the Company or (ii) more than 50% of the voting stock of such foreign corporation is owned by another foreign corporation which is described in (i) above.

    (y) "Forfeiture" means the portion (if any) of a Participant's Company Contributions Account which is forfeited pursuant to Section 8(b) upon termination of employment.

    (z)   "Harsco" means Harsco Corporation, a Delaware Corporation.

    (aa)  "Harsco Stock" means common stock of Harsco.

    (bb) "Harsco Stock Fund" means an investment fund established and maintained by the Trustee as part of the Trust Fund. Any contributions to the Plan placed in the Harsco Stock Fund and all dividends and other earnings attributable thereto, shall be invested only in Harsco Stock.

                                                                  SECTION 19(cc)

    (cc) "Key Employee" means those employees defined in Code section 416(i) and the Treasury regulations thereunder. Generally, they shall include any employee or former employee of the Affiliated Group (and her Beneficiaries) who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is:
          (i) An officer of the Company (as that term is defined within the meaning of the regulations under Code section 416) having annual 415 Compensation greater than 50 percent of the amount in effect under Code section 415(b)(1)(A) for any such Plan Year.

          (ii) One of the ten employees of the Affiliated Group owning (or considered as owning within the meaning of Code section 318) the largest interests in all employers required to be aggregated under Code sections 414(b),
(c), and (m). However, an employee will not be considered a top ten owner for a Plan Year if the employee earns not more than the amount in effect under Code section 415(c)(1)(A).

          (iii) A "Five Percent Owner" of the Company. "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code section 318) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), and (m) shall be treated as separate employers.

          (iv) A "One Percent Owner" of the Company having an annual 415 Compensation from the Affiliated Group of more than $150,000. "One Percent Owner" means any person who owns or is considered as owning within the meaning of (Code section 318) more than one percent (1%) of the outstanding stock of the Company or stock

                                                              SECTION 19(cc)(iv)

possessing more than one percent (1%) of the total combined voting power of all stock of the Company or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Company. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), and (m) shall be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code sections 414(b), (c) and (m) shall be taken into account.

    (dd) "Non-Key Employee" means any employee or former employee of the Affiliated Group (and her beneficiaries) who is not a Key Employee.

    (ff) "Participant" means an Eligible Employee who has elected to participate in the Plan as provided in Subsection 2(a) or who has transferred to the Trust a "Qualified Total Distribution" under Subsection 3(g).

    (gg) "Plan" means the UDLP Employees' Thrift and Stock Purchase Plan, as it may be amended from time to time.

    (hh) "Plan Benefit" means the aggregate of any distributions from a Participant's Special Employee Contributions Account, Employee-Elected Company Contributions Account, and Company Contributions Account, to which she becomes entitled under Section 8(a) upon termination of employment or upon becoming permanently and totally disabled.

    (ii)  "Plan Year" means a period of 12 consecutive months beginning on April
1.

                                                                  SECTION 19(jj)

    (jj) "Regular Compensation" means the Participant's total annual income for the Year including base salary, overtime pay, administrative, discretionary and sales bonuses, and sales commissions earned in such Year. Regular Compensation does not include expatriate premiums, awards, moving expense allowances, or other special payments.

    (kk) "Special Employee Contributions" means employee contributions made under Subsection 3(g).

    (ll) "Special Employee Contributions Account" means an account maintained for each Participant to which is credited all of her Special Employee Contributions and any earnings, appreciation, or losses attributable thereto.

    (mm)  "Stock" means the common stock of FMC and Harsco.

    (nn)  "Stock Funds" means the FMC Stock Fund and the Harsco Stock Fund.

    (oo)  "Super Top Heavy Plan" means a plan described in Section 17(b)(2).

    (pp)  "Top Heavy Plan" means a plan described in Section 17(b)(1).

    (qq) "Top Heavy Plan Year" means that, for a particular Plan Year commencing after December 31, 1983, the Plan is a Top Heavy Plan.

    (rr) "Trust" means the trust established by the Trust Agreement. "Trust Agreement" means the trust agreement or agreements, as amended from time to time, entered into by UDLP and the Trustee pursuant to Subsection 12(b). "Trustee" means the trustee or trustees at any time appointed by UDLP pursuant to Subsection 12(b). "Trust Fund" means the trust fund established and maintained by the Trustee to hold all assets of the Plan pursuant to the Trust Agreement.

    (ss)  "UDLP" means United Defense Limited Partnership

    (tt)  "Valuation Date" means the last business day of each calendar month.

                                                                  SECTION 19(uu)

    (uu)  "Year" means a calendar year.

    (vv) "Year of Service" means calendar months of employment by the Affiliated Group (including any interruption of employment up to 12 months) divided by 12. A partial month shall be counted as a whole month, and any fractional Year of Service shall be ignored. "Year of Service" shall not include
(i) any period in excess of 12 months for which the individual does not receive Earnings, including (without limitation) any leave of absence without pay or
(ii) any other interruption of employment in excess of 12 months.

          "Year of Service" shall be determined taking into account any period during which the individual was a leased employee within the meaning of Code section 414(n)(2), unless during such period leased employees constitute less than twenty percent (20%) of the Company's nonhighly compensated work force within the meaning of Code section 414(n)(1)(C)(ii) and the individual is covered by a plan described in Code section 414(n)(5).

                                                                      SECTION 20

                            SECTION 20.  EXECUTION.
                            -----------------------

     To record the adoption of the Plan to read as set forth herein, United Defense Limited Partnership has caused its authorized officer to execute the same the ______ day of ________ 1995, but effective January 1, 1995.


                                  UNITED DEFENSE LIMITED PARTNERSHIP
                                  By:  FMC CORPORATION its General Partner


                                  By: /s/ Patrick J. Head
                                     -------------------------------------------
                                  Chairman, Employee Welfare Benefits
                                  Plan Committee

                                   EXHIBIT A
                                   ---------

                          Section 401(k)(3), Internal
                          ---------------------------
                             Revenue Code of 1986
                             --------------------


(3)  APPLICATION OF PARTICIPATION AND DISCRIMINATION STANDARDS. -
     ---------------------------------------------------------

     (A) A cash or deferred arrangement shall not be treated as a qualified cash or deferred arrangement unless -

          (i) those employees eligible to benefit under the arrangement satisfy the provisions of section 410(b)(1), and

          (ii) the actual deferral percentage for eligible highly compensated employees (as defined in paragraph (5) for such year bears a relationship to the actual deferral percentage for all other eligible employees for such plan year which meets either of the following tests:

               (I) The actual deferral percentage for the group of eligible highly compensated employees is not more than the actual deferral percentage of all other eligible employees multiplied by 1.25.

               (II) The excess of the actual deferral percentage for the group of eligible highly compensated employees over that of all other eligible employees is not more than 2 percentage points, and the actual deferral percentage for the group of eligible highly compensated employees is not more than the actual deferral percentage of all other eligible employees multiplied by 2.

                    If 2 or more plans which include cash or deferred arrangements are considered as 1 plan for purposes of section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as 1 arrangement for purposes of this subparagraph.

                    If any highly compensated employee is a participant under 2 or more cash or deferred arrangements of the employer, for purposes of determining the deferral percentage with respect to such employee, all such cash or deferred arrangements shall be treated as 1 cash or deferred arrangement.

     (B) For purposes of subparagraph (A), the actual deferral percentage for a specified group of employees for a plan year shall be the average of the ratios (calculated separately for each employee in such group) of -

          (i) the amount of employer contributions actually paid over to the trust on behalf of each such employee for such plan year, to

          (ii) the employee's compensation for such plan year.

     (C) A cash or deferred arrangement shall be treated as meeting the requirements of subsection (a)(4) with respect to contributions if the requirements of subparagraph (A)(ii) are met.

     (D) For purposes of subparagraph (B), the employer contributions on behalf of any employee -

          (i) shall include any employer contributions made pursuant to the employee's election under paragraph (2), and

          (ii) under such rules as the Secretary may prescribe, may, at the election of employer, include -

               (I) matching contributions (as defined in section 401(m)(4)(A)) which meets the requirements of paragraph (2)(B) and (C), and

               (II) qualified nonelective contributions (within the meaning of section 401(m)(4)(C)).

                                   EXHIBIT B
                                   ---------

                           Section 401(m), Internal
                           ------------------------
                             Revenue Code of 1986
                             --------------------


(m)  NONDISCRIMINATION TEST FOR MATCHING CONTRIBUTIONS AND EMPLOYEE
     --------------------------------------------------------------
CONTRIBUTIONS. -
-------------

     (1)  IN GENERAL - A defined contribution plan shall be treated as meeting
          ----------
the requirements of subsection (a)(4) with respect to the amount of any matching contribution or employee contribution for any plan year only if the contribution percentage requirement of paragraph (2) of this subsection is met for such plan year.

     (2)  REQUIREMENTS.-
          ------------

          (A)  CONTRIBUTION PERCENTAGE REQUIREMENT. - A plan meets the
               -----------------------------------
contribution percentage requirement of this paragraph for any plan year only if the contribution percentage for eligible highly compensated employees does not exceed the greater of -

               (i) 125 percent of such percentage for all other eligible employees, or

               (ii) the lesser of 200 percent of such percentage for all other eligible employees, or such percentage for all other eligible employees plus 2 percentage points.

          (B) MULTIPLE PLANS TREATED AS A SINGLE PLAN. - If two or more plans of an employer to which matching contributions, employee contributions, or elective deferrals are made are treated as one plan for purposes of section 410(b), such plans shall be treated as one plan for purposes of this subsection. If a highly compensated employee participates in two or more plans of an employer to which contributions to which this subsection applies are made, all such contributions shall be aggregated for purposes of this subsection.

     (3)  CONTRIBUTION PERCENTAGE. - For purposes of paragraph (2), the
          -----------------------
contribution percentage for a specified group of employees for a plan year shall be the average for the ratios (calculated separately for each employee in such group) of -

          (A) the sum of the matching contributions and employee contributions paid under the plan on behalf of each such employee for such plan year, to,

          (B) the employee's compensation (within the meaning of section 414(s)) for such plan year.

Under regulations, an employer may elect to take into account (in computing the contribution percentage) elective deferrals and qualified nonelective contributions under the plan or any other plan of the employer. If matching contributions are taken into account for purposes of subsection (k)(3)(A)(ii) for any plan year, such contributions shall not be taken into account under subparagraph (A) for such year.

     (4)  DEFINITIONS. - For purposes of this subsection-
          -----------

          (A)  MATCHING CONTRIBUTION - The term "matching contribution" means -
               ---------------------

          (i) any employer contribution made to a defined contribution plan on behalf of an employee on account of an employee contribution made by such employee, and

               (ii) any employer contribution made to a defined contribution plan on behalf of an employee on account of an employee's elective deferral.

          (B)  ELECTIVE DEFERRAL - The term "elective deferral" means any
               -----------------
employer contribution described in section 402(g)(3).

          (C)  QUALIFIED NONELECTIVE CONTRIBUTIONS - The term "qualified
               -----------------------------------
nonelective contribution" means any employer contribution (other than a matching contribution) with respect to which -

               (i) the employee may not elect to have the contribution paid to the employee in cash instead of being contributed to the plan, and

               (ii) the requirements of subparagraphs (B) and (C) of subsection
(k)(2) are met.

     (5)  EMPLOYEES TAKEN INTO CONSIDERATION. -
          ----------------------------------

          (A)  IN GENERAL - Any employee who is eligible to make an employee
               ---------
contribution (or, if the employer takes elective contributions into account, elective contributions) or to receive a matching contribution under the plan being tested under paragraph (1) shall be considered an eligible employee for purposes of this subsection.

          (B)  CERTAIN NONPARTICIPANTS - If an employee contribution is required
               -----------------------
as a condition of participation in the plan, any employee who would be a participant in the plan if such employee made such a contribution shall be treated as an eligible employee on behalf of whom no employer contributions are made.

     (6)  PLAN NOT DISQUALIFIED IF EXCESS AGGREGATE CONTRIBUTIONS DISTRIBUTED
          -------------------------------------------------------------------
BEFORE END OF FOLLOWING PLAN YEAR -
---------------------------------

          (A)  IN GENERAL - A plan shall not be treated as failing to meet the
               ----------
requirements of paragraph (1) for any plan year if, before the close of the following plan year, the amount of the excess aggregate contributions for such plan year (and any income allocable to such contributions) is distributed (or, if forfeitable, is forfeited). Such contributions (and such income) may be distributed without regard to any other provision of law.

          (B)  EXCESS AGGREGATE CONTRIBUTIONS- For purposes of subparagraph (A)
               ------------------------------
the term "excess aggregate contributions" means, with respect to any plan year, the excess of -

               (i) the aggregate amount of the matching contributions and employee contributions (and any qualified nonelective contribution or elective contribution taken into account in computing the contribution percentage) actually made on behalf of highly compensated employees for such plan year, over

               (ii) the maximum amount of such contributions permitted under the limitations of paragraph (2)(A) (determined by reducing contributions made on behalf of highly compensated employees in order of their contribution percentages beginning with the highest of such percentages).

     (C)  METHOD OF DISTRIBUTING EXCESS AGGREGATE CONTRIBUTIONS - Any
          -----------------------------------------------------
distribution of the excess aggregate contributions for any plan year shall be made to highly compensated employees on the basis of the respective portions of such amounts attributable to each of such employees. Forfeitures of excess aggregate contributions may not be allocated to participants whose contributions are reduced under this paragraph.

     (D)  COORDINATION WITH SUBSECTION (k) AND 402(g) - The determination of
          -------------------------------------------
the amount of excess aggregate contributions with respect to a plan shall be made after -

               (i) first determining the excess deferrals (within the meaning of section 402(g), and

               (ii) then determining the excess contributions under subsection
(k).

     (7)  TREATMENT OF DISTRIBUTIONS. -
          --------------------------

          (A)  ADDITIONAL TAX OF SECTION 72(t) NOT APPLICABLE - No tax shall be
               ----------------------------------------------
imposed under section 72(t) on any amount required to be distributed under paragraph (6).

          (B)  EXCLUSION OF EMPLOYEE CONTRIBUTIONS - Any distribution
               -----------------------------------
attributable to employee contributions shall not be included in gross income except to the extent attributable to income on such contributions.

     (8)  HIGHLY COMPENSATED EMPLOYEE - For purposes of this subsection, the
          ---------------------------
term "highly compensated employee" has the meaning given to such term by section 414(q).

     (9)  REGULATIONS - The Secretary shall prescribe such regulations as may be
          -----------
necessary to carry out the purposes of this subsection and subsection (k) including -

          (A) such regulations as may be necessary to prevent the multiple use of the alternative limitation with respect to any highly compensated employee, and

          (B) regulations permitting appropriate aggregation of plans and contributions.

For purposes of the preceding sentence, the term "alternative limitation" means the limitation of section 401(k)(3)(A)(ii)(II) and the limitation of paragraph
(2)(A)(ii) of this subsection.